EXHIBIT 23-1
------------


                             PMB HELIN DONOVAN, LLP
                         50 FRANCISCO STREET, SUITE 120
                             SAN FRANCISCO, CA 94133
                       TEL: 415-399-1330 FAX: 415-399-9212

Board of Directors of
FinancialContent, Inc.

Re:      Consent of Independent Registered Accountant

Gentlemen:

We consent to the inclusion in this registration statement on Form S-8, dated July 23, 2007, the reference to our report dated September 13, 2006 with respect to the financial statements of FinancialContent, Inc., for the year ended June 30, 2006, as amended.


/s/ PMB Helin Donovan, LLP
--------------------------------------
PMB Helin Donovan, LLP
August 10, 2007
San Francisco, CA